As filed with the Securities and Exchange Commission on August 2, 2006

Registration No. 333- 133547

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post Effective Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BNC BANCORP

(Exact name of Registrant as specified in its charter)

North Carolina	6022	47-0898685
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code No.)	(I.R.S. Employer Identification No.)

831 Julian Avenue

Thomasville, NC 27361

(336) 476-9200

(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)

W. Swope Montgomery, Jr.

President and Chief Executive Officer

831 Julian Avenue

Thomasville, NC 27361

(336) 476-9200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:

Jean C. Brooks, Esq.

Brooks, Pierce, McLendon,

Humphrey & Leonard, L.L.P.

P.O. Box 26000

Greensboro, North Carolina 27420

(336) 373-8850

Approximate date of commencement of proposed sale of the securities to the public: The merger of SterlingSouth Bank & Trust Company with and into Bank of North Carolina (the wholly-owned subsidiary of BNC Bancorp) was consummated on July 20, 2006. BNC Bancorp is hereby amending this registration statement to deregister 398,616 common shares, with no par value, which were issuable to the stockholders of SterlingSouth Bank & Trust Company in connection with the merger of SterlingSouth Bank & Trust Company with and into Bank of North Carolina.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

This Post-Effective Amendment No. 1 to Registration Statement on Form S-4 (Reg. No. 333-133547) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

Pursuant to Registration Statement No. 333-133547 on Form S-4, BNC Bancorp, a North Carolina corporation, registered 2,085,181 shares of its common stock, no par value, issuable pursuant to an Agreement and Plan of Reorganization and Merger between BNC Bancorp, Bank of North Carolina and SterlingSouth Bank & Trust Company, dated as of February 6, 2006 (the “Agreement”), which Agreement provided for the merger of SterlingSouth Bank & Trust Company with and into Bank of North Carolina, with Bank of North Carolina surviving the merger. BNC Bancorp hereby removes from registration 398,616 shares of its common stock that remain unissued after completion of the merger.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, BNC Bancorp has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thomasville, State of North Carolina on August 1, 2006.

BNC BANCORP

	By:	/s/ W. Swope Montgomery, Jr.
W. Swope Montgomery, Jr.
August 1, 2006		President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Exchange Act of 1934, this Post-Effective Amendment No. 1 to the Registration Statement on S-4 has been signed below by the following persons on behalf of Bank of North Carolina and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ W. Swope Montgomery, Jr. W. Swope Montgomery, Jr.	President, Chief Executive Officer and Director	August 1, 2006

/s/ David B. Spencer David B. Spencer	Executive Vice President, and Chief Financial Officer	August 1, 2006

* Richard D. Callicutt, II	Executive Vice President, Chief Operating Officer, and Director

* Lenin J. Peters, M.D.	Director

* Thomas R. Smith, CPA	Director

* Colon E. Starrett	Director

* W. Groome Fulton, Jr.	Director

* Larry L. Callahan	Director

* Joseph M. Coltrane, Jr.	Director

* Robert A. Team	Director

* D. Vann Williford	Director

* Richard F. Wood	Director

*	By: W. Swope Montgomery, Jr. pursuant to a Power of Attorney executed by the directors listed above, which Power of Attorney has been filed previously with the SEC.

By:	/s/ W. Swope Montgomery, Jr.
W. Swope Montgomery, Jr.
Attorney-in-Fact